Exhibit 99.2

Press Contact:

Christen Graham or Cathleen Porter

Warner Communications

Phone: (978) 526-1960

christen@warnerpr.com or cathleen@warnerpr.com

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

866-402-4295 or 208-292-2818

aclegg@nighthawkrad.net

NightHawk Radiology Holdings, Inc. Names Glenn R. Cole New Chief

Financial Officer

Coeur d’Alene, Idaho, April 9, 2007 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), a leading provider of radiology solutions to radiology groups and hospitals throughout the United States, today announced that Glenn R. Cole will become the company’s new Chief Financial Officer effective May 1. Mr. Cole will succeed Christopher Huber, who has chosen to leave the company to pursue other interests.

“Chris played an integral role in helping to build NightHawk into the company it is today,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “He was instrumental in developing a strong finance team as well as helping to take our company public. We wish Chris well in all of his future endeavors.”

Dr. Berger further added, “We are very fortunate to have someone of Glenn Cole’s caliber join our team. During his 25 year career, Glenn has produced an outstanding track record as a leader in corporate development and finance. His experience leading complex and multi-faceted growth initiatives, as well as his knowledge of working for a public company in the healthcare information industry, will allow him to contribute immediately to NightHawk’s future success. We expect this to be a smooth transition as we continue our focus on growing the company and expanding the breadth of our service offerings to radiologists.”

Mr. Cole has served as an executive of the healthcare segment of The Thomson Corporation since 1996, most recently as the Chief Financial Officer, where he played a key role in leading a number of important acquisitions, including Thomson Medstat’s recent acquisition of Solucient, LLC. Prior to joining The Thomson Corporation, Mr. Cole worked for an international public accounting firm where he provided a variety of services to both public and private clients across a wide array of industries. Mr. Cole is a graduate of the University of Michigan, School of Business Administration and is a Certified Public Accountant.

“I am very excited to be joining a world-class organization in NightHawk,” said Cole. “The company has become the leading healthcare service provider to radiology groups in the U.S. and I look forward to helping further enhance the company’s organizational platform and competitive position in the marketplace.”

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is the nation’s leading provider of professional radiology solutions. NightHawk is leading the transformation of the professional practice of radiology by providing high-quality, cost-effective radiology services to radiology groups and hospitals throughout the United States. NightHawk’s suite of solutions, including its advanced, proprietary workflow technology, is reshaping the way radiology groups practice by increasing efficiencies and improving the quality of patient care. With its team of U.S. board certified, state-licensed and hospital-privileged physicians, NightHawk services medical groups twenty-four hours a day, seven days a week at over 1,300 hospitals in the U.S. from centralized facilities located in the United States, Australia and Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding NightHawk’s continued success and Mr. Cole’s contributions to our organization. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in NightHawk’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

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